Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Shares of Turtle Beach Corporation together with any or all amendments thereto, when and if required. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: May 14, 2025

Linmar Capital Fund, LP

By:	/s/ Joseph A. Cohen
Joseph A. Cohen, President of Garnet Equity Capital Holdings, Inc.

Garnet Equity Capital Holdings, Inc.

By:	/s/ Abraham Morris Shamah
Abraham Morris Shamah, Managing Member

AMS Investors, LLC

By:	/s/ Joseph A. Cohen
Joseph A. Cohen, President

Joseph A. Cohen

By:	/s/ Joseph A. Cohen
Joseph A. Cohen

Abraham Morris Shamah

By:	/s/ Abraham Morris Shamah
Abraham Morris Shamah